EXHIBIT 99.1
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          HOLLINGER INTERNATIONAL ANNOUNCES FILING OF 2005 FORM 10-K

NEW YORK, NY, MARCH 31, 2006 - Hollinger International Inc. (NYSE: HLR) today announced that it has filed its Annual Report on Form 10-K for the year ended December 31, 2005 ("10-K") with the Securities and Exchange Commission ("SEC"). The Report has been posted in the Investor Relations section (under "SEC Filings") of the Company's website - www.hollingerinternational.com - and will also be available at www.sec.gov

For the year ended December 31, 2005, the Company reported total operating revenues of $458 million and an operating loss of $10 million, compared with operating revenues of $464 million and an operating loss of $22 million for the year ended December 31, 2004. The Company reported a net loss per share of $0.13 and a loss per share from continuing operations of $0.51, compared with year-ago net income per share of $2.59 and a loss per share from continuing operations of $1.72. Cash dividends per share paid on Class A and Class B Common Stock was $5.70, compared with $0.20 for the prior year. The Company's cash position remained strong, with $198 million in cash and cash equivalents and $58 million in short-term investments on hand as of December 31, 2005. At March 30, 2006, cash, cash equivalents and short-term investments totaled approximately $350 million.

The Company's Sun-Times News Group (STNG) reported total operating revenues of $458 million for the year ended December 31, 2005, compared with $464 million for the prior year. STNG's segment operating income was $48 million and $96 million in 2005 and 2004, respectively. STNG's 2005 segment operating income before depreciation and amortization was $78 million and 2004 segment operating income before depreciation, amortization and special items was $92 million. (Special items in 2004 consisted of circulation and restitution charges of approximately $3 million, D&O insurance costs no longer allocated to the segment of approximately $4 million, gains on sales of land and equipment of approximately $45 million and asset write-downs and other charges of approximately $3 million. The Company believes these special items make meaningful comparisons of segment operating results between years difficult based on their nature, magnitude and expected infrequency).

Commenting on preliminary expectations for the first quarter, the Company said that advertising revenues are expected to be approximately six percent lower than during the first quarter of 2005. Advertising revenues were impacted by lower results in the automobile, entertainment and national advertising categories, reflecting industry trends.

During the first quarter, an investigation of the advertising sales process at the Sun-Times was undertaken by the Audit Committee of the Company's Board of Directors. The Audit Committee determined that the advertising sales process had over-emphasized the attainment of gross revenue targets versus profitable revenue objectives. This emphasis, combined with an ineffective control environment, resulted in inappropriate discounting from standard rates. The Audit Committee's investigation concluded that these process deficiencies had no impact upon reported revenues, but did result in lost profit opportunities. The investigation by the Committee, which is now complete, impaired the productivity of the Sun-Times advertising sales force and contributed to the first quarter decline in revenues versus 2005. The Company has taken interim steps to address the deficiencies in the advertising sales process and weaknesses in related internal controls. A comprehensive reorganization of the advertising sales group for the Sun-Times News Group and redesign of its processes is anticipated to be substantially completed during the second quarter of 2006. It is expected that when fully implemented, the reorganization will provide the Company with a significantly enhanced advertising sales capability and results.

The Company reported that the previously announced reorganization of STNG was on track and is expected to deliver improved financial results, beginning in the third quarter. A voluntary employee severance program was offered to employees in late February and has met the Company's objectives. The voluntary severance program represents a significant component of STNG's stated goal of reducing its workforce by ten percent.

Gordon A. Paris, Chairman and Chief Executive Officer, said, "Despite a challenging and difficult 2005 and first quarter for STNG, there are many reasons to be optimistic about the prospects for future results. Our leadership team is focusing on the implementation of our reorganization, which will continue to improve editorial quality, emphasize new media opportunities and allow us to deliver the power of the Group to our advertisers, while also significantly tightening our cost structure. The improvements arising from the reorganization should take root in the second quarter and begin showing measurable improvements in the second half of the year. The establishment of strong internal controls and a focus on profitable revenue generation in our advertising sales group should also provide significant opportunities for improved performance. At the same time, our corporate team continues to look for ways to deliver returns for shareholders, such as through our recently announced stock buyback and ongoing prudent asset management, which resulted in the recent sale of substantially all of our Canadian operating assets."

The Company also stated that it expects to report its first quarter 2006 earnings results in the first week of May, 2006, and intends to hold a conference call for investors and analysts at that time.

The Company announced that it expects to hold its Annual Meeting of Shareholders on June 13, 2006 in Chicago, Illinois. Only shareholders of record will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. The Company expects to set the record date as May 1, 2006.

Any proposal intended to be presented to shareholders at the Company's Annual Meeting must be received by the Company by April 14, 2006 if the proposal is to be included in the Proxy Statement relating to the Annual Meeting. Such a proposal must also meet the requirements for inclusion in the proxy statement set forth in the Regulations of the SEC issued under the proxy rules. If a proposal is received after this date and presented at the Meeting, the proxy holders will be able to vote on the proposal at the Annual Meeting using their discretionary authority. Proposals should be sent to James R. Van Horn, General Counsel and Secretary of Hollinger International, 712 Fifth Avenue, New York, NY 10019.

The Company expects to mail the Notice of Annual Meeting of Shareholders and Proxy Statement to shareholders of record on or about May 16, 2006.

Hollinger International Inc. (www.hollingerinternational.com) is a newspaper publisher whose assets include The Chicago Sun-Times and a large number of community newspapers in the Chicago area.

Cautionary Statement on Forward-Looking Statements.
Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Hollinger International with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward- looking statements as a prediction of actual results.


CONTACTS:

Molly Morse / Jeremy Fielding
Kekst and Company
212-521-4826/4825
molly-morse@kekst.com
jeremy-fielding@kekst.com